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                         JOSTENS, INC. AND SUBSIDIARIES

                   EXHIBIT 21--SUBSIDIARIES OF THE REGISTRANT




                                                          State or Other
          Name                                     Jurisdiction of Organization
          ----                                     ----------------------------
American Yearbook Company, Inc.                                Kansas
Jostens Canada, Ltd.                                       Manitoba, Canada
Jostens Direct, Inc.                                         Minnesota
Jostens Photography, Inc.                                    California
The Jostens Foundation, Inc.                                 Minnesota